UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2011 (July 7, 2011)

Date of Report (Date of earliest event reported)

CLEARTRONIC, INC.

(Exact name of registrant as specified in its charter)

Florida	333-135585	65-0958798
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8000 North Federal Highway Boca Raton, FL 33487
(Address of principal executive offices)

(561) 939-3300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of Officer

On July 7, 2011, Larry M. Reid resigned as the registrant’s President and Chief Executive Officer.  Mr. Reid will remain in his position as the registrant’s Chief Financial Officer and as a director.

(c)

Appointment of Officer

On July 7, 2011, the registrant appointed Dana Waldman, age 46, as its Chief Executive Officer.  From October 2006 to September 2009, Mr. Waldman served as a director of Zeros and Ones (later renamed Voyant International). Mr. Waldman served as CEO and a director of Voyant International from January 1, 2007 until he resigned as CEO and a director on September 15, 2009.  From September 2009 through July 2011, Mr. Waldman was a consultant to a number of companies, including the registrant.

In connection with his appointment as the registrant’s CEO, the registrant and Mr. Waldman entered into an amendment to a prior consulting agreement.  The amended agreement provides that Mr. Waldman will receive a monthly cash fee of $12,000, and $4,000 per month accruing in shares of common stock or warrants at Mr. Waldman’s discretion through May 31, 2012.  The exercise or conversion price will be the average VWAP of the registrant’s common stock for the 30 days prior to the grant date of such shares or warrants.  He is also entitled to $9,000 of reimbursement for health insurance premium costs per quarter.  The total dollar value of one years’ compensation under this arrangement is $228,000.

If Mr. Waldman is terminated without cause or resigns due to loss of title or demotion before June 1, 2012, then he will receive the balance of one years’ full compensation ($228,000).  If Mr. Waldman resigns for any other reason before June 1, 2012, then he will receive the monthly cash fee owed to him for the month during which he resigns and a pro-rated portion of health insurance premiums.  If the registrant dissolves or is no longer in operations before June 1, 2012, then Mr. Waldman will receive the balance of one years’ full compensation.

A copy of Mr. Waldman’s amended agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of Mr. Waldman’s amended agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

(d)

Election of Director

On July 7, 2011, the registrant elected Dana Waldman as a director and as the Board of Director’s Chairman.

(e)

Compensatory Arrangements of Officers

Larry Reid

In connection with his resignation as the registrant’s President and CEO, the registrant and Larry Reid entered into an amendment to a prior consulting agreement.  The original agreement was entered into on October 1, 2008 and was previously attached as an exhibit to the registrant’s Annual Report on Form 10-K filed with the SEC on January 12, 2010.

The amended agreement provides that Mr. Reid will receive a monthly cash fee of $9,000, and $3,000 per month accruing in shares of common stock or warrants at Mr. Reid’s discretion through May 31, 2012.  The exercise or conversion price will be the average VWAP of the registrant’s common stock for the 30 days prior to the grant date of such shares or warrants.  He is also entitled to $2,000 of reimbursement for health insurance premium costs per quarter.  The total dollar value of one years’ compensation under this arrangement is $152,000.

If Mr. Reid is terminated without cause or resigns due to loss of title or demotion before June 1, 2012, then he will receive the balance of one years’ full compensation ($152,000).  If Mr. Reid resigns for any other reason before June 1, 2012, then he will receive the monthly cash fee owed to him for the month during which he resigns and a pro-rated portion of health insurance premiums.

A copy of Mr. Reid’s amended agreement is filed with this report as Exhibit 10.2 and is incorporated by reference herein.  The foregoing description of Mr. Reid’s amended agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Michael Gutowski

The registrant and Michael Gutowski, the registrant’s Vice President of Sales and Marketing and a member of the Board, entered into an amendment to a prior consulting agreement.  The original agreement was entered into on October 1, 2008 and was previously attached as an exhibit to the registrant’s Annual Report on Form 10-K filed with the SEC on January 12, 2010.

The amended agreement provides that Mr. Gutowski will receive a monthly cash fee of $9,000, and $3,000 per month accruing in shares of common stock or warrants at Mr. Gutowski’s discretion through May 31, 2012.  The exercise or conversion price will be the average VWAP of the registrant’s common stock for the 30 days prior to the grant date of such shares or warrants.  He is also entitled to $6,000 of reimbursement for health insurance premium costs per quarter.  The total dollar value of one years’ compensation under this arrangement is $168,000.

If Mr. Gutowski is terminated without cause or resigns due to loss of title or demotion before June 1, 2012, then he will receive the balance of one years’ full compensation ($168,000).  If Mr. Gutowski resigns for any other reason before June 1, 2012, then he will receive the monthly cash fee owed to him for the month during which he resigns and a pro-rated portion of health insurance premiums.

A copy of Mr. Gutowski’s amended agreement is filed with this report as Exhibit 10.3 and is incorporated by reference herein.  The foregoing description of Mr. Gutowski’s amended agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Amendment to Original Proposal Contract Between Cleartronic and Waldman and Associates, dated June 7, 2011

10.2	Amendment to Consulting Agreement Between Cleartronic and Larry M. Reid, dated July 8, 2011

10.3	Amendment to Consulting Agreement Between Cleartronic and Michael Gutowski, dated July 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARTRONIC, INC.
(Registrant)

Date: July 13, 2011	/s/ Larry M. Reid
Name: Larry M. Reid
Title: Chief Financial Officer